Exhibit 99.6


                            LAURUS MASTER FUND, LTD.
                                825 Third Avenue
                                   14th Floor
                            New York, New York 10022


                                                     January 10, 2005


Return on Investment Corporation
GO Software, Inc.
Tectonic Solutions, Inc.
1825 Barrett Lakes Boulevard, Suite 269
Kennesaw, Georgia 30144

Ladies and Gentlemen:

         Reference is made to (a) the Security Agreement dated as of the date hereof among Return on Investment Corporation ("ROIE"), Tectonic Solutions, Inc. ("Tectonic"), GO Software, Inc. ("GO Software" and together with ROIE and Tectonic, each a "Company" and collectively, "Companies") and Laurus Master Fund, Ltd. ("Laurus") (as the same may be amended, supplemented, restated or modified from time to time, the "Security Agreement") and (b) all documents, instruments and agreements executed in connection therewith (collectively with the Security Agreement, the "Documents"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge and agree that notwithstanding anything to the contrary contained in the Documents, in the event the GO Software Sale consists of a stock acquisition Laurus shall release its Lien in the capital stock of GO Software pledged by ROIE to Laurus and in the event the GO Software Sale consists of an acquisition of all or substantially all of the assets of GO Software Laurus shall release its Lien in the assets of GO Software subject to the GO Software Sale, in each case upon consummation of the GO Software Sale and satisfaction in a manner satisfactory to Laurus of each and every one of the following conditions precedent:

         1. Receipt by Laurus of (a) evidence of the deposit by ROIE and/or GO Software in a bank account blocked in favor of Laurus (the "Blocked Account") of cash in an amount sufficient to pay in full the then outstanding principal and any outstanding fees owing by Companies to Laurus under the Secured Convertible Term Note and (b) all such fully executed documents, instruments and agreements (including, without limitation, pledge agreements and control agreements) as Laurus shall require to perfect its first priority security interest in and evidence its sole control of the Blocked Account;

         2. Receipt by Laurus in immediately available funds of an amount sufficient to reduce the then outstanding Revolving Loans to an amount equal to the Minimum Borrowing Amount; and

         3. No Event of Default shall have occurred and be continuing.

         At any time that the funds held in the Blocked Account exceed the outstanding balance of principal and fees then owed under the Secured Convertible Term Note (either due to payments on the note or conversions of

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amounts outstanding under the note) and provided no Event of Default is then outstanding, upon Laurus' receipt of a written request therefor from ROIE, such excess funds shall promptly (and in any case within five (5) business days of request) be released from the Blocked Account to an account designated by ROIE.

         Notwithstanding anything contained in Section 17 of the Security Agreement to the contrary, the early payment fees set forth in Section 17 of the Security Agreement shall not apply to payments made by the Companies to Laurus hereunder unless such payments are made in connection with a termination of the Security Agreement.

         Except as expressly provided herein, nothing contained herein shall act as an amendment of any term or provision set forth in any Document or as a waiver or excuse of performance of any obligations contained in the Documents. No waiver, modification or amendment of any provision of this letter agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                     Very truly yours,

                                                     LAURUS MASTER FUND, LTD.

                                                     By: /s/ Scott Bluestein
                                                         -----------------------
                                                         Name:  Scott Bluestein
                                                         Title: Associate


The foregoing is hereby accepted and agreed to as of the date set forth above:

RETURN ON INVESTMENT CORPORATION

By: /s/ Sherwin Krug
    -------------------------------
    Name:  Sherwin Krug
    Title: Chief Financial Officer

TECTONIC SOLUTIONS, INC.

By: /s/ Sherwin Krug
    -------------------------------
    Name:  Sherwin Krug
    Title: Chief Financial Officer

GO SOFTWARE, INC.

By: /s/ Sherwin Krug
    -------------------------------
    Name:  Sherwin Krug
    Title: Chief Financial Officer



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